UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 9, 2012

HOMEFED CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-10153	33-0304982
(Commission File Number)	(IRS Employer Identification No.)

1903 WRIGHT PLACE, SUITE 220, CARLSBAD, CALIFORNIA	92008
(Address of Principal Executive Offices)	(Zip Code)

760-918-8200
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following matters were submitted to a vote of the Company’s stockholders at the Annual Meeting of Stockholders of the Company held on July 9, 2012 (the “Annual Meeting”).

1.           Election of directors.

Each of the six nominees for director was elected, and the voting results are set forth below:

	Number of Shares
	For	Withheld	Broker Non-Votes
Patrick D. Bienvenue	6,173,269	10,791	1,514,915
Paul J. Borden	6,142,344	41,716	1,514,915
Timothy M. Considine	6,176,369	7,691	1,514,915
Ian M. Cumming	6,135,527	48,533	1,514,915
Michael A. Lobatz	6,179,575	4,485	1,514,915
Joseph S. Steinberg	6,139,382	44,678	1,514,915

2.           Advisory vote to approve named executive officer compensation.

The compensation of the Company’s named executive officers as disclosed in the Proxy Statement was approved, and the voting results are set forth below:

For	6,006,822
Against	124,577
Abstentions	52,661
Broker Non-Votes	1,514,915

3.              Ratification of PricewaterhouseCoopers LLP, as independent auditors for the year ended December 31, 2012.

The ratification of PricewaterhouseCoopers LLP was approved, and the voting results are set forth below:

For	7,580,203
Against	116,082
Abstentions	2,690

Item 7.01	Regulation FD Disclosure.

The information set forth in the Report of the Chairman of HomeFed Corporation delivered at the Annual Meeting, attached hereto as Exhibit 99.1, is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

99.1           Report of the Chairman of HomeFed Corporation delivered at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 9, 2012

HOMEFED CORPORATION

/s/ Erin N. Ruhe
		Name:	Erin N. Ruhe
		Title:	Vice President

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